Exhibit (h)(2)

                                AMENDMENT TO THE
                                ----------------
                               SERVICES AGREEMENT
                               ------------------


         THIS AMENDMENT is made as of this 1st day of December, 2004 (the "Effective Date"), to each of the Services Agreement[s] dated November 13, 1998, as previously amended (the "Services Agreement[s]") by and between PFPC Inc., f/k/a First Data Investor Services Group, Inc., ("PFPC") and each of the Funds executing this Amendment (hereinafter individually and collectively referred to as the "Fund").

                                    Recitals
                                    --------

         WHEREAS, the Funds and PFPC desire to amend certain provisions of the Services Agreements.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, PFPC and the Funds, intending to be legally bound hereby, agree as follows.

        1. With respect to the following Funds/Portfolios, upon the execution of the Administration and Accounting Services Agreement dated December 1, 2004, by PFPC and the Funds, the Services Agreements shall no longer apply with respect to the fund accounting services described therein, but shall remain in full force and effect pursuant to their terms with respect to the transfer agent services described therein:

        (a)   WP&G Core Bond Fund Portfolio of the Weiss Peck & Greer Funds
              Trust;
        (b)   WPG Large Cap Growth Fund; and
        (c)   WPG Tudor Fund.

        2. Effective after the close of business on December 20, 2004 (or such later date as the Funds provide in writing to PFPC), the Services Agreements are amended to delete all references to fund accounting services.

        3. Effective after the close of business on December 20, 2004 (or such later date as the Funds provide in writing to PFPC), the Service Agreement between PFPC and Weiss, Peck & Greer Funds Trust is amended by replacing the current Exhibit 1 with the revised Exhibit 1 attached hereto.

        4. Except as specifically amended herein, and except as necessary to conform to the intention of the parties herein above set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

        IN WITNESS WHEREOF, the parties hereto have set their hands by their duly authorized representatives as of the year and date first above indicated.


PFPC INC.
(f/k/a First Data Investor Services Group, Inc.)

By:
    --------------------------------

Name:
      ------------------------------

Title:
       -----------------------------


WEISS, PECK & GREER FUNDS TRUST             WPG TUDOR FUND

By:                                         By:
    --------------------------------            --------------------------------

Name:                                       Name:
      ------------------------------              ------------------------------

Title:                                      Title:
       -----------------------------               -----------------------------


WPG LARGE CAP GROWTH FUND
(f/k/a WPG Growth and Income Fund)

By:
    --------------------------------

Name:
      ------------------------------

Title:
       -----------------------------

                                    EXHIBIT 1

THIS EXHIBIT 1, dated as of December 1, 2004 is Exhibit 1 to that certain Services Agreement dated as of November 13, 1998 between PFPC Inc. (f/k/a First Data Investor Services Group, Inc) and Weiss, Peck & Greer Funds Trust.

                                   Portfolios
                                   ----------

                               WPG Core Bond Fund